UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_________________________

Date of Report (Date of earliest event reported): August 8, 2005

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other	(Commission	(I. R. S. Employer
jurisdiction of	File Number)	identification No.)
incorporation)

127 W. 30th Street, 5th Floor		10001
New York, NY		(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report amends the Current Report on Form 8-K filed by Merisel, Inc., a Delaware corporation (the "Company"), on August 9, 2005, to report, among other matters, the completion of its acquisition of substantially all of the assets of Crush Creative, Inc. (“Crush”) (the “Acquisition”). The Acquisition was effective as of August 8, 2005. This Form 8-K/A is being filed solely to amend Item 9.01 of the previously filed Form 8-K to provide the required historical financial information of Crush which was not available at the time of the earlier filing. The Company intends to further amend the previously filed on Form 8-K to provide the required pro forma financial information promptly after such information becomes available.

The historical financial information of Crush filed herewith does not provide a meaningful indicator of the Company’s future operating results and should not be relied upon as an indication of future performance of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

1. The audited balance sheets of Crush as of December 31, 2004 and 2003, the related statements of income, stockholders’ equity and cash flows for the years then ended and the notes to the financial statements together with the report thereon of Hutchinson and Bloodgood, LLP are attached hereto as Exhibit 99.1 .

(c) Exhibits.

23.1	Consent of Hutchinson and Bloodgood, LLP

99.1
The audited balance sheets of Crush as of December 31, 2004 and 2003, the related statements of income, stockholders’ equity and cash flows for the years then ended and the notes to the financial statements together with the report thereon of Hutchinson and Bloodgood, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERISEL, INC.

Date: October 11, 2005	By:	/s/ Allyson Vanderford
Allyson Vanderford
Title: Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Hutchinson and Bloodgood, LLP

99.1
The audited balance sheets of Crush as of December 31, 2004 and 2003, the related statements of income, stockholders’ equity and cash flows for the years then ended and the notes to the financial statements together with the report thereon of Hutchinson and Bloodgood, LLP.